Exhibit 99.2

Changyou Announces Management Change

Beijing, China, February 10, 2014 – Changyou.com Limited (“Changyou”) (NASDAQ: CYOU), a leading online game developer and operator in China, today announced the resignation of chief financial officer (“CFO”), Mr. Alex Ho, who is leaving his position to start his own business. His resignation is effective March 4, 2014, after the Company files its annual report on Form 20-F for the year ended December 31, 2013. Ms. Erin Sheng, currently finance director at Changyou, will assume the role of interim CFO following Mr. Ho’s departure. Changyou is in the process of searching for a permanent chief financial officer.

Mr. Tao Wang, chief executive officer, commented, “We wish to thank Alex for his extraordinary leadership and contributions to Changyou over the past seven years. As CFO, he helped us navigate through our initial public offering, and led various key strategic acquisitions that accelerated the growth of our business. He also oversaw and stewarded the company’s solid financial position, set up effective systems for financial management and internal controls that are integral parts of our business management processes, and built key relationships with the financial and investor community. We wish him the very best in his future endeavors.”

Ms. Erin Sheng has been with Changyou since May 2008 and is currently finance director. She leads the finance department and is responsible for managing Changyou’s daily financial operations in terms of financial reporting and planning, tax and treasury. She also participated in various strategic financial projects of Changyou. Prior to joining Changyou, Ms. Sheng was senior finance manager and head of investor relations of Sohu.com Inc. She holds a Bachelor’s degree in Management from Peking University.

About Changyou

Changyou.com Limited (NASDAQ: CYOU) is a leading developer and operator of online games in China with a diverse portfolio of online games that includes several of the most popular online games in China such as Tian Long Ba Bu, one of the most popular massively multi-player online (“MMO”) games in China, and Wartune (also known as Shen Qu) and DDTank, which are two popular web games in China. Changyou also owns and operates the 17173 Website, a leading game information portal in China, and various game platforms such as 37wanwan.com. Tens of millions of users play Changyou’s games and visit the 17173 Website every month. For mobile devices, Changyou is developing games and software applications for everyday use. Changyou began operations as a business unit within Sohu.com Inc. (NASDAQ: SOHU) in 2003, and was carved out as a separate, stand-alone company in December 2007. It completed an initial public offering on April 7, 2009. Changyou has an advanced technology platform that includes proprietary 3D graphics engines, a uniform game development platform, effective anti-cheating and anti-hacking technologies, proprietary cross-networking technology and advanced data protection technology. For more information, please visit http://ir.changyou.com.

Safe Harbor Statement

This announcement contains forward-looking statements. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. The Company cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the continuing global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Changyou’s quarterly operating results, Changyou’s historical and possible future losses and limited operating history, and the Company’s reliance on Tian Long Ba Bu as its major revenue source. Further information regarding these and other risks is included in Changyou’s Annual Report on Form 20-F filed on February 28, 2013, and other filings with the Securities and Exchange Commission.

Contact information:

In China:

Ms. Angie Chang

Changyou.com Limited

Tel: +86 (10) 6861-3688

E-mail: ir@cyou-inc.com

In the United States:

Mr. Jeff Bloker

Christensen

Tel: +1 (480) 614-3003

E-mail: jbloker@ChristensenIR.com

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